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                                  Memorandum


                         Nuveen Unit Trusts, Series 76
                              File No. 333-94165

     The Prospectus and the Indenture filed with Amendment No. 2 of the Registration Statement on Form S-6 have been revised to reflect information regarding the deposit of securities on January 18, 2000 and to set forth certain data based thereon. In addition, there are a number of other changes from the Prospectus as originally filed to which reference is made, including the change in the size of the Fund, a corresponding change in the number of Units and a change in the Trust(s) constituting the Fund.

     An effort has been made to set forth below certain of the changes and also to reflect all changes by marking the Prospectus submitted with the Amendment.

                                   Form S-6

     Facing Sheet. The amendment number, and 487 election are now provided.

                                The Prospectus

     Part A. The date of the prospectus and CUSIP numbers have been updated.

     Part A. The "Fees and Expenses" section, including applicable footnotes, has been updated.

     Part A.  The date the screening model was applied has been updated.

     Part A. The securities selected for the Trust(s) and descriptions of the issuers have been updated.

     Part A. The period over which the deferred sales charge will be collected has been updated.

     Part A. The Schedule of Investments and the related footnotes have been updated.

     Part A. The Statements of Condition and the related footnotes have been updated.

     Part A.  The Report of Independent Public Accountants has been updated.

     Part B. Page 1. The date of Part B of the Prospectus has been updated.

     Part B. Back Cover. The date of Part B of the Prospectus has been updated.

     Information Supplement. The date of the supplement and the series number have been updated.


                              /s/ Chapman and Cutler

                              Chapman and Cutler

Chicago, Illinois
January 18, 2000